Exhibit 4.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 22, 2020 by and between Cornerstone OnDemand, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”) and Vector Talent Holdings, L.P., as the representative of the Holders (the “Representative”).

RECITALS

A.     This Agreement is being entered into pursuant to, and in connection with the transactions contemplated by, that certain Purchase Agreement, dated as of February 24, 2020 (the “Purchase Agreement”), by and between the Company and Vector Talent Holdings, L.P., an exempted limited partnership registered under the laws of the Cayman Islands (the “Seller”).

B.         The Purchase Agreement provides that, subject to the terms and conditions of the Purchase Agreement, the Seller will receive Company Shares in the manner set forth in the Purchase Agreement, a portion of which may be distributed to the Holders subject to the terms and conditions of the Purchase Agreement.

C.     As an inducement for the Seller to enter into the Purchase Agreement, the Company agreed to grant the registration rights to the Holders as contained herein.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Definitions and References.

Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Purchase Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

“Applicable Securities Laws” means the securities laws of the United States, including without limitation the Exchange Act and the Securities Act, and any applicable securities law of any State of the United States (and any rules or regulations promulgated thereunder), in each case as may be in effect from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means within three Business Days following the date the Company files with the SEC a Current Report on Form 8-K or amendment to such report including the financial statements and pro forma financial information required by Item 9.01of Form 8-K in respect of the transactions contemplated by the Purchase Agreement (the “Transaction Form 8-K/A”).

“Majority in Interest of Holders” means, at the time of determination, Holders holding at least a majority of Registrable Securities then outstanding.

“Company Shares” means the Common Stock, $0.0001 par value per share, of the Company.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

“Registrable Securities” shall mean the Subject Shares; provided, that any Subject Shares shall cease to be Registrable Securities when (a) a Registration Statement covering such Subject Shares has been declared or otherwise becomes effective under the Securities Act and such Subject Shares shall have been disposed of in accordance with such effective Registration Statement, (b) such Subject Shares are sold by a person in a transaction that is exempt from registration pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or a transaction in which the Holders’ rights under this Agreement are not assigned, or (c) such Subject Shares are freely transferable under Rule 144 without regard to volume or manner of sale limits and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c).

“Registration Effective Date” means the date the initial Registration Statement first becomes effective under the Securities Act.

“Reporting Information” means (a) information the Company may reasonably request from Seller in the preparation of any audited and historical pro forma financial statements that may be required in connection with the Company’s reporting obligations under Applicable Securities Laws with respect to the Purchase Agreement and the transactions contemplated thereby, including the Transaction Form 8-K/A or the Registration Statement, (b) information the Company may reasonably request in connection with such financial statements, the Transaction Form 8-K/A, the Registration Statement or the performance of the Company’s reporting obligations under Applicable Securities Laws relating to the Purchase Agreement and the transactions contemplated thereby, and (c) the information and deliverables set forth in Section 5 below.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subject Shares” means the Company Shares to be issued as Stock Consideration pursuant to the Purchase Agreement, including any Company Shares issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Company Shares.

2.    Registration.

(a)    Subject to Section 2(b), on or prior to the Filing Date, the Company shall file with the SEC a registration statement on Form S-3 ASR (or if Form S-3 ASR is not available for purposes of registering the sale of Registrable Securities, then on Form S-3, or if Form S-3 is not available, another appropriate form) covering the resale of the Registrable Securities (a “Registration Statement”). In addition, the Company will from time to time after the initial Registration Statement has been declared effective use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities requested to be registered by Representative that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act. The Company’s obligation to include the Registrable Securities of any Holder in a Registration Statement shall be expressly conditioned upon the Company’s prior receipt of all information and materials regarding such Holder as specified in Section 5, and the taking of all action required to be taken pursuant to this Agreement by such Holder Subject to Section 2(b), the Company shall use its commercially reasonable efforts to keep one or more Registration Statements covering resales of the Registrable Securities effective under the Securities Act until the date that there are no Registrable Securities outstanding. At all times from and after the date on which a Registration Statement is first filed with the SEC (except for any period during which the Company restricts offers and sales or other dispositions of Registrable Securities under such Registration Statement pursuant to Section 4 hereof), such Registration Statement will comply as to form in all material respects with the requirements of Applicable Securities Laws and will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made; provided that the Company shall not be responsible for any statements or omissions made in reliance on and in conformity with information relating to any Holder furnished in writing to the Company by any Holder specifically for inclusion in such Registration Statement, any prospectus or any amendment or supplement thereto.

(b)    Notwithstanding Section 2(a), (A) the Company may postpone for a reasonable period of time, not to exceed 75 days, the filing of a Registration Statement contemplated by Section 2(a) (i) if the Company, in its reasonable good faith judgment (after consultation with its legal advisors), has determined that the offer and sale or other disposition of Registrable Securities pursuant to such Registration Statement would require public disclosure by the Company of material nonpublic information that the Company is not otherwise obligated to disclose and that the immediate disclosure of such information would be detrimental to the Company; and (ii) at a time when sales of the Company’s Common Stock have been suspended globally under the Company’s then effective registration statements, provided that, if the Company delays the filing of a Registration Statement pursuant to this Section 2(b), (x) the Company shall not register any securities for resale by any other securityholders during such delay period other than pursuant to a registration solely for the sale of securities to or by employees of the Company or a subsidiary of the Company pursuant to equity incentive plans, and (y) the Company shall file such Registration Statement as soon as reasonably practicable following the lapsing or expiration of the circumstances that led the Company to delay such filing; and (B) in the event that the Company has not received the consent of its independent registered public accounting firm to include such firm’s audit report in such Registration Statement, then the Company shall not be required to file a Registration Statement contemplated by Section 2(a) until the Company shall have received such consent, provided, that (x) the

Company has used commercially reasonable efforts to obtain such consent, and (y) the Company shall file such Registration Statement as soon as reasonably practicable following the receipt of such consent. As of the date of this Agreement, assuming timely receipt by the Company of the Reporting Information, the Company is not aware of any matter that would cause delay in filing the Registration Statement and registering the Registrable Securities under the Securities Act due to the Company’s inability to obtain any required consents from its independent registered public accounting firm or other auditors.

3.    Obligations of the Company. The Company shall:

(a)     if a Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement (i) to become effective as promptly as reasonably practicable after the filing thereof with the SEC, and (ii) to remain continuously effective until the termination hereof in accordance with Section 9(n);

(b)     notify the Representative promptly after the Company receives notice thereof, and the Representative shall notify each selling Holder promptly after receiving notice from the Company, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c)     subject to Section 2(b)(A), notify the Representative promptly upon discovery that, or upon the discovery of the happening of any event as a result of which, and the Representative shall notify each selling Holder promptly after receiving notice from the Company that, a Registration Statement or any supplement to any prospectus forming a part of such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Representative a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made;

(d)     after a Registration Statement becomes effective, notify the Representative, who shall promptly notify each selling Holder, of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(e)     prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(f)     furnish to the Representative, who shall distribute to the selling Holders, such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the selling Holders may reasonably request in order to facilitate their disposition of their Registrable Securities; and

(g)     use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under Applicable Securities Laws.

4.    Suspension of Offers and Sales of Registrable Securities under Registration Statement. At any time from and after the Registration Effective Date, the Company may restrict offers and sales or other dispositions of Registrable Securities under a Registration Statement by delivering a written notice (a “Suspension Notice”) to the Representative on behalf of all Holders of Registrable Securities stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because the Company, in its reasonable good faith judgment (after consultation with its legal advisors), has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by the Company of material nonpublic information that is not included in such Registration Statement and that immediate disclosure of such information would be detrimental to the Company; provided, however, the Company may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 4 for more than 75 days in the aggregate when combined with any delays pursuant to Section 2(b)(A); provided further that, during any such suspension period, (x) the Company shall not register any securities for resale by any other securityholders during such suspension period other than pursuant to a registration solely for the sale of securities to or by employees of the Company or a subsidiary of the Company pursuant to equity incentive plans and (y) the Company shall suspend the usage of all other then-effective resale registration statements and related prospectuses during such suspension period. The Representative will promptly, and in any event within one Business Day following receipt from the Company, deliver a copy of the Suspension Notice to each of the Holders of Registrable Securities. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, the Company shall use its commercially reasonable efforts to amend such Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as reasonably practicable, and promptly notify the Representative, on behalf of all Holders of Registrable Securities, in writing when such offers and sales or other dispositions of Registrable Securities under such Registration Statement may recommence, and the Representative will thereafter promptly notify such Holders of the same. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of such Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under such Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from the Company pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. No Suspension Notice shall disclose any material non-public information (the “Suspension Information”) to a Holder unless otherwise requested in writing by such Holder. Holder Agrees not to use any Suspension Information received for securities trading unless prior to the time of use (a) the Suspension Information is publicly disclosed other than through a breach of the confidentiality obligation below by a Holder; or (b) the Suspension Information is approved for disclosure by the Company in writing. Holders shall keep the fact that the Company has delivered a Suspension Notice and, if applicable, Suspension Information, confidential and shall not disclose or reveal the fact that the Company has issued the Suspension Notice and, if applicable, provided the Suspension Information to any person or entity unless disclosure is required by law, subpoena or other applicable judicial or administrative request.

5.     Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to a Holder that such Holder complete, execute, acknowledge and deliver a Joinder Agreement and such customary selling stockholder questionnaires and other documents, certificates, instruments, representations and warranties, and indemnities as may be reasonably requested by the Company in connection with the filing of a Registration Statement, including, without limitation, representations and warranties (or indemnities with respect thereto) in connection with (i) such Holder’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) matters pertaining to compliance with Applicable Securities Laws by such Holder. The Company may require each Holder, by written notice given to each such Holder or to the Representative on behalf of the Holders, not less than five Business Days prior to the expected filing date of such Registration Statement, to promptly, and in any event within three Business Days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

6.     Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all reasonable fees and expenses of the Company’s outside counsel and independent accountants shall be paid by the Company. The Company shall not be responsible for any legal fees for any Holder or any selling expenses of any Holder (including any broker’s fees or commissions).

7.     Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to (i) an Affiliate of such Holder, (ii) if Holder is an individual, an immediate family member or trust for the benefit of such Holder or one or more of such Holder’s immediate family members, (iii) pursuant to the laws of testamentary or intestate succession or otherwise involuntarily transferred by operation of law, or (iv) if Holder is a partnership, corporation, or limited liability company, a partner, stockholder or member thereof; provided, however, that (i) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under Applicable Securities Laws.

8.    Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)    The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each selling Holder, such selling Holder’s directors, officers,

employees, stockholders, partners and members and Affiliates, each underwriter, broker or any other person acting on behalf of such holder, each person, if any, who controls such selling Holder (within the meaning of the Securities Act) and each agent (including legal counsel and accountants) for such selling Holder (sometimes referred to collectively herein as the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities to which they may become subject under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus related thereto (including any prospectus filed under Rule 424 or 430A under the Securities Act) or any amendments or supplements to the foregoing, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, and shall reimburse each such Holder Indemnified Party for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that the Company shall not be liable to any Holder Indemnified Party for any loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with a Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder. The Company’s obligations under this Section 8(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnified Party, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(b)     Each Holder, severally and not jointly, shall indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company, each of its directors, officers, employees and stockholders, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent (including legal counsel and accountants) for the Company (sometimes referred to collectively herein as the “Company Indemnified Parties”) against any losses, claims, damages or liabilities to which they may become subject under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus related thereto (including any prospectus filed under Rule 424 or 430A under the Securities Act) or any amendments or supplements to the foregoing, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the indemnifying party of Applicable Securities Laws, in each case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration, and each such Holder shall reimburse any documented legal or other expenses reasonably incurred by a Company Indemnified Party with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that the liability of each Holder hereunder by way of indemnification under this Section 8(b) and contribution under Section 8(d) shall be limited to the net proceeds actually received by such Holder from the sale of Registrable Securities covered by such Registration Statement to which such claim or indemnity relates (after giving effect to any discounts and brokerage fees). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Company Indemnified Party, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and control the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party, but all fees and expenses thereof shall be paid by such indemnified party, unless (i) the indemnifying party and the Indemnified Person or Indemnified Party, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the indemnified party, the representation by such counsel for the indemnified party and the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by counsel to the indemnifying party in such proceeding. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

(d)     To the extent any indemnification by an indemnifying party is prohibited or limited by applicable law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of each Holder hereunder by way of contribution under this Section 8(d) and indemnification under Section 8(b) shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

9.    Facilitation of Sales Pursuant to Rule 144. For as long as the Holder owns Subject Shares, to the extent it shall be required to do so under the Exchange Act, the Company shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use commercially reasonable efforts to take such further necessary action as any holder of Subject Shares may reasonably request in connection with the removal of any restrictive legend on the Subject Shares being sold, all to the extent required from time to time to enable such holder to sell the Subject Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

10.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Holder Indemnified Parties and the Company Indemnified Parties are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 8.

11.    General Provisions.

(a)     Notices. All notices and other communications hereunder shall be delivered as set forth in the Purchase Agreement. Any notice delivered by the Company to the Representative on behalf of the Holders, or any of them, shall be deemed duly given to the applicable Holders upon delivery to the Representative in accordance with the provisions of this Section 11(a).

(b)     Interpretation. When a reference is made herein to Sections, subsections, or Exhibits, such reference shall be to a Sections, subsections, of, or an Exhibit to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender and neutral forms of such words, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, and (vi) the phrases “provide to” and “deliver to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Unless indicated otherwise, (x) all mathematical calculations contemplated by this Agreement shall be rounded to the tenth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent and (y) fractions may be greater than one.

(c)     Amendment. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and a Majority in Interest of Holders.

(d)     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF or other electronic format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.

(e)     Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

(f)     Assignment. Except as set forth in Section 7, neither this Agreement nor any of the rights and obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(g)     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h)     Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief. It is accordingly agreed that, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

(i)     Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, and each Exhibit attached hereto, the application of any applicable law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(j)     Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(k)     Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(l)     Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (a) such time as there are no Registrable Securities; provided, however, the indemnification and contribution provisions set forth in Section 8 shall survive any such termination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Name:	Adam Weiss
Title:	Chief Administrative Officer & General Counsel

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

HOLDER:

VECTOR TALENT HOLDINGS, L.P.

By:	/s/ Phil Saunders
Name:	Phil Saunders
Title:	President

REPRESENTATIVE:

VECTOR TALENT HOLDINGS, l..P.

By:	/s/ Phil Saunders
Name:	Phil Saunders
Title:	President

[Signature Page to Registration Rights Agreement]

Exhibit A

HOLDERS

Stockholder	Physical Address and Facsimile	Email Address	Number of Shares of Registrable Securities
Vector Talent Holdings, L.P.	c/o Vector Capital One Market Street Steuart Tower, 23rd Floor San Francisco, CA 94105	dbaylor@vectorcapital.com	1,110,352

A-1